UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

THE PEP BOYS-MANNY, MOE & JACK
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:
James W. McKenzie, Jr., Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5134	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (“Pep Boys” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). Pep Boys has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Email to Employees Sent April 22, 2015

Attached hereto is an email communication that Pep Boys distributed to its employees on April 22, 2015 commenting on the notice it had received from GAMCO Asset Management Inc. of its intention to nominate five candidates to stand for election to the Pep Boys’ Board of Directors at the Company’s 2015 Annual Meeting of Shareholders.

Important Additional Information and Where to Find It

Pep Boys, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Pep Boys’ shareholders in connection with the 2015 Annual Meeting. Pep Boys plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2015 Annual Meeting (the “2015 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PEP BOYS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting. Such information can also be found in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the SEC on April 15, 2015 and in Pep Boys’ definitive proxy statement for the 2014 Annual Meeting of Shareholders, filed with the SEC on April 25, 2014. To the extent holdings of Pep Boys’ securities have changed since the amounts shown in the definitive proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2015 Proxy Statement and any other documents filed by Pep Boys with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (www.sec.gov), at Pep Boys’ website (www.pepboys.com) or by writing to the Company’s Corporate Secretary at The Pep Boys—Manny, Moe & Jack, 3111 West Allegheny Avenue, Philadelphia, PA 19132, or by calling Pep Boys’ Corporate Secretary (215) 430-9169.

[E-MAIL TO PEP BOYS EMPLOYEES COMMENTING ON GAMCO NOMINATIONS]

Date:	April 22, 2015

To:	All Pep Boys Employees

From:	John T. Sweetwood, Interim Chief Executive Officer

Subject:	GAMCO Notice of Directors Nominations

You may have seen yesterday’s announcement by GAMCO Asset Management Inc., one of our shareholders, that it intends to nominate five individuals to stand for election to our Board at the our 2015 Annual Meeting of Shareholders.

We have been in discussions with GAMCO since November, when they first notified us of the possibility of making director nominations. Last evening, was the first time that GAMCO identified its nominees.

Our Board is comprised of nine very experienced and highly qualified directors.  Over the past two years, we have been very fortunate to add three new directors, Bob Nardelli, Bob Rosenblatt and Andrea Weiss, who bring an impressive combination of automotive, retail and digital experience to Pep Boys.

Please refer all inquiries to Brian D. Zuckerman, Senior Vice President, General Counsel & Secretary, by telephone at (215) 430-9169 or by email at brian_zuckerman@pepboys.com

For further information, please see the attached press release that we will be issuing later today.

On behalf of the entire management team, we thank you for your continuing commitment to serving our customers.